                                                                               .
                                                                               .
                                                                               .
EXHIBIT 24(b)(4)(a)

THE JOHN HANCOCK LIFE INSURANCE
COMPANY OF NEW YORK                                       (JOHN HANCOCK(R) LOGO)

OVERNIGHT MAILING ADDRESS:    ANNUITY SERVICE OFFICE:              HOME OFFICE
   164 Corporate Drive             P.O. Box 9506         100 Summit Lake Drive, 2nd Floor
Portsmouth, NH 03801-6815    Portsmouth, NH 03802-9506          Valhalla, NY 10595
                                   1-800-551-2078

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

John Hancock Life Insurance Company (U.S.A.) will pay an annuity benefit beginning on the Annuity Commencement Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Contract. If the Owner (Annuitant if Owner is not an individual) dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuity Service Office.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is [3.83%]. Explicit annual charges against the assets of the separate account are as follows:

Contract Asset Fee Charge: No greater than [0.80%].

                             TEN DAY RIGHT TO REVIEW

YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CONTRACT. WITHIN 7 DAYS OF DELIVERY OF THE CONTRACT TO US, WE WILL PAY TO THE OWNER AN AMOUNT EQUAL TO THE SUM OF (I) AND (II), WHERE (I) IS THE DIFFERENCE BETWEEN THE PAYMENTS MADE, INCLUDING ANY FEES AND DEDUCTIONS, AND THE AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT UNDER THE CONTRACT. THE CONTRACT VALUE WILL BE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS DELIVERED TO US.

WHEN THE CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (I) CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US PLUS THE SUM OF ALL FEES AND CHARGES DEDUCTED FROM THE GROSS PAYMENTS OR (II) SUM OF ALL PAYMENTS.

 SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York, on the Contract
                                      Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1


        [/s/ James D. Gallagher]                     [/s/ Emanuel Alves]
         President                                    Secretary

                   Flexible Payment Deferred Variable Annuity

                                Non-Participating

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR, AS APPLICABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

VENTURE-VA.AW.07-NY

                                                                          SAMPLE

INTRODUCTION

This is a flexible payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. Subject to the provisions of the Contract, you may take withdrawal and transfer amounts among the Investment Options. After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable.

The Contract Value will vary with the investment performance of your Investment Account.

If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
SPECIFICATIONS PAGES                                                         S.1
PART 1 - DEFINITIONS                                                         1.1
PART 2 - GENERAL PROVISIONS                                                  2.1
PART 3 - OWNER, BENEFICIARY                                                  3.1
PART 4 - PAYMENTS                                                            4.1
PART 5 - FEES AND DEDUCTIONS                                                 5.1
PART 6 - VARIABLE ACCOUNT PROVISIONS                                         6.1
PART 7 - TRANSFERS                                                           7.1
PART 8 - WITHDRAWAL PROVISIONS                                               8.1
PART 9 - LOAN PROVISIONS                                                     9.1
PART 10 - DEATH BENEFITS                                                    10.1
PART 11 - ANNUITY PAYMENTS                                                  11.1
PART 12 - ANNUITY OPTIONS                                                   12.1

                                                                       NY SAMPLE

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT: [QUALIFIED] CONTRACT DATE: [10/25/2007] INITIAL PAYMENT: [$5,000.00] CONTRACT NUMBER: [000000005]
                                GOVERNING LAW:            NY
OWNER:        [JOHN X. SMITH]   OWNER'S AGE [45]
[CO-OWNER:] [_______________]   [CO-OWNER'S AGE:]       [__]
ANNUITANT:    [JOHN X. SMITH]   [CO-ANNUITANT:]

PLAN                      Venture Opportunity Series A

                                FEES AND CHARGES

CONTRACT ASSET FEE            0.80%

ANNUAL CONTRACT FEE           $30.00(1)

(1) Prior to the Annuity Commencement Date, when the Annual Administration Fee is to be assessed, if the sum of all your Investment Accounts equals or exceeds $50,000, the Annual Administration Fee will be waived.

SALES & WITHDRAWAL CHARGES    The Sales Charge Percentage and/or Withdrawal
                              Charge Percentage applicable to a Payment are
                              based on Cumulative Value at the time the Payment
                              is received. The Withdrawal Charge is applied to
                              any Payment liquidated in the first 6 months after
                              it is received.

Cumulative Value     Sales Charge   Withdrawal Charge
----------------     ------------   -----------------
Under $50,000           5.50%             0.00%
$50,000 - $99,999       4.50%             0.00%
$100,000 - $249,999     3.50%             0.00%
$250,000 - $499,999     2.50%             0.00%
$500,000 - $999,999     2.00%             0.00%
$1,000,000 and over     0.50%             0.50%

                              Cumulative Value means the total of the following amounts as of the date we receive the Payment:

                                   (a) the current Payment;

                                   (b) the existing Contract Value of this
                                   Contract.


                                       S.1

                                           RIDER FEE
RIDER FEES                                PERCENTAGE    RIDER DATE
----------                                ----------   ------------
[Guaranteed Minimum Withdrawal Benefit
   Marketing Name]                          [0.40%]    [10/25/2007]
[Enhanced Death Benefit Marketing Name]     [0.20%]    [10/25/2007]

                          LIMITS - PAYMENTS & TRANSFERS

PAYMENT LIMITS                The initial Payment is shown above. Additional
                              Payments may be made at any time. However, each
                              additional Payment must be at least $30. If a
                              Payment would cause the Contract Value to exceed
                              $1,000,000, or the Contract Value already exceeds
                              $1,000,000, no additional Payments will be
                              accepted without our prior approval.

TRANSFER CHARGES AND          We reserve the right to impose, upon notice, a
LIMITATIONS - BEFORE          transaction charge for transfers. In the event a
MATURITY DATE                 charge is imposed, it will not exceed the lesser
                              of $25.00 or 2% of the amount of each transfer.

                              We reserve the right, upon notice, to limit the amount of the transfer and the maximum number of transfers that can be made.

                              You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                              Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than one per month or six at any time within a Contract Year.

TRANSFER CHARGES AND          We reserve the right, upon notice, to limit the
LIMITATIONS - ON OR AFTER     maximum number of transfers you may make per
MATURITY DATE                 Contract Year after variable annuity payments have
                              begun.

                              If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than 4.

LIMITATIONS ON AMOUNT OF      Any withdrawal from an Investment Account must be
PARTIAL WITHDRAWALS           at least $300 or the entire balance of the
                              Investment Account, if less. If after the
                              withdrawal, the amount remaining in that
                              Investment Account is less than $100, then we will
                              consider the withdrawal request to be a request
                              for withdrawal of the entire amount held in the
                              Investment Account. If a partial withdrawal would
                              reduce the Contract Value to less than $300, or if
                              the amount requested is greater than or equal to
                              the amount available as a total withdrawal, then
                              we will treat the partial withdrawal request as a
                              total withdrawal of the Contract Value.


                                       S.2

                                ANNUITY BENEFITS

MATURITY DATE:                [10/25/2057]

ANNUITY COMMENCEMENT DATE     [10/25/2052]

ANNUITY OPTION:               Life 10-Year Certain

ANNUITY PAYMENTS - GENERAL    The rates for Annuity Payments determined are
INFORMATION                   based on:

                                   -    Mortality Table: Annuity 2000 Table
                                        projected at Scale G to the terminal age of the Table

                                   -    Fixed Annuity Payment Interest Rate:
                                        3.00% interest per year

                                   -    Variable Annuity Payment Assumed
                                        Interest Rate: 3.00%

                              The amount of each Annuity Payment will depend upon the sex and age of the Annuitant, the Co-Annuitant, if any, or other payee.

                             BENEFICIARY INFORMATION

[Mary Smith]


                                       S.3

                        INITIAL ALLOCATION OF NET PAYMENT
                 (SEE FOLLOWING PAGE FOR ALL AVAILABLE OPTIONS)

                                       [INITIAL      [INITIAL GUARANTEE
[DCA ACCOUNT OPTIONS:]              INTEREST RATE]     PERIOD EXPIRES]
----------------------              --------------   ------------------

[6 month DCA]            [25.00%]       [1.00%]          [04/25/2008]
[12 month DCA]           [00.00%]       [1.00%]          [10/25/2008]

[THE INTEREST RATE FOR THE [6] [OR] [12] MONTH DCA ACCOUNT OPTION MAY CONTAIN AN ENHANCEMENT THAT MAY NOT BE PROVIDED IN SUBSEQUENT GUARANTEE PERIODS.]

VARIABLE INVESTMENT OPTIONS:

[MID CAP STOCK]     [50.00%]
[AMERICAN GROWTH]   [25.00%]
TOTAL               100.00%

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


                                       S.4

                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A

VARIABLE INVESTMENT OPTIONS

[All Cap Value]
[American Asset Allocation]
[American Blue Chip Income and Growth]
[American Bond]
[American Fundamental Holdings]
[American Global Growth]
[American Global Small Cap]
[American Growth]
[American Growth-Income]
[American High Income Bond]
[American International]
[American New World]
[Core Allocation Plus]
[Core Equity]
[Franklin Templeton Founding Allocation]
[Fundamental Value]
[Global]
[Global Bond]
[International Core]
[International Small Cap]
[International Value]
[Investment Quality Bond]
[Lifestyle Balanced]
[Lifestyle Conservative]
[Lifestyle Growth]
[Lifestyle Moderate]
[Mid Cap Intersection]
[Mid Cap Stock]
[Mid Cap Value]
[Money Market]
[Mutual Shares]
[Small Cap Growth]
[Small Cap Intrinsic Value]
[Small Cap Value]
[Total Return]
[Value]

DCA ACCOUNT OPTIONS

     6 month DCA
     12 month DCA


                                       S.5

PART 1                        DEFINITIONS
------                        -----------
WE AND YOU                    "We", "us" and "our" means the Company. "You" or
                              "your" means the Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the
                              value of the Variable Account of this Contract
                              before the Annuity Commencement Date.

ANNUITANT                     Any individual person or persons whose life is
                              used to determine the duration of Annuity Payments
                              involving life contingencies. The Annuitant is as
                              designated on the Specifications Page, unless
                              changed.

ANNUITY COMMENCEMENT DATE     The date Annuity Payments begin. It is the date
                              selected by you and specified on the
                              Specifications Page, unless changed. Annuity
                              Payments may not be scheduled under the Contract
                              to begin earlier than 12 months from the Contract
                              Date. This date may not be later than the Maturity
                              Date.

ANNUITY OPTION                The method selected by you for Annuity Payments
                              made by us.

ANNUITY PAYMENT(S)            Payment(s) by us to you, in accordance with the
                              Annuity Option elected under the terms of this
                              Contract.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of
                              Payments and processing of Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Annuity
                              Commencement Date to calculate Variable Annuity
                              payments.

BENEFICIARY                   The person, persons or entity to whom certain
                              benefits are payable following the death of an
                              Owner, or in certain circumstances, an Annuitant.
                              For purposes of section 72(s) of the Internal
                              Revenue Code, the "designated beneficiary" under
                              the Contract shall be the individual who is
                              entitled to receive the amounts payable on death
                              of an Owner, or if any Owner is not an individual,
                              on any change in, or death of, an Annuitant.

COMPANY The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY          The annual anniversary of the Contract beginning
                              twelve months from the Contract Date and each year
                              thereafter.

CONTRACT DATE                 The date of issue of this Contract as designated
                              on the Specifications Page.

CONTRACT VALUE                The total of your Investment Account Values and,
                              if applicable, any amount in the Loan Account
                              attributable to your Contract.

CONTRACT YEAR                 The period of time measured twelve consecutive
                              months from the Contract Date or any Contract
                              Anniversary thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes entitled
                              to receive the Contract proceeds if all
                              Beneficiaries die before the Owner dies.

DEBT Any amounts you take as a loan under this Contract plus any accrued and unpaid loan interest on that amount. The loan provision is only available to certain Qualified Contracts.

ENDORSEMENT                   An Endorsement modifies the contract to which it
                              is attached. Endorsements must be signed by an
                              officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are
                              predetermined and guaranteed as to dollar amount.


                                       1.1

GENERAL ACCOUNT               All the assets of the Company other than assets in
                              separate accounts.

INTERNAL REVENUE CODE (IRC)   The Internal Revenue Code of 1986, as amended from
                              time to time, and any successor statute of similar
                              purposes.

INVESTMENT ACCOUNT            An account established by us which represents your
                              interest in an Investment Option prior to the
                              Annuity Commencement Date.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment
                              Account.

INVESTMENT OPTIONS            The Sub-Account(s) of the Variable Account. The
                              Investment Options available under this Contract
                              are shown on the Specifications Page.

LOAN ACCOUNT                  The portion of the General Account that is used
                              for collateral when a loan is taken.

MATURITY DATE                 The latest date on which annuity benefits may
                              commence. It is the date specified on the
                              Specifications Page, unless changed. The maximum
                              Maturity Date will be the later of age 90 or the
                              end of the 10th Contract Year. Any extension of
                              the Maturity Date will be subject to the laws and
                              regulations then in effect and our prior approval.

NET PAYMENT                   The Payment less the amount of any sales charge
                              and premium tax, if any, deducted from the
                              Payment.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified
                              Plans.

OWNER The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO                     The investment choices available to the Variable
                              Account.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax
                              treatment under sections 401, 403, 408 or 457, of
                              the Internal Revenue Code of 1986, as amended.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Contract. A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

SEPARATE ACCOUNT              A segregated account of the Company that is not
                              commingled with our general assets and
                              obligations.

SUB-ACCOUNT(S)                One or more of the Sub-Accounts of the Variable
                              Account. Each Sub-Account is invested in shares of
                              a different Portfolio.

SURRENDER VALUE               The Contract Value on any Valuation Date, less, if
                              applicable, any contract fees, any rider charges,
                              any deduction for premium taxes or similar taxes,
                              any Debt and any Withdrawal Charge.

VALUATION DATE                Any date on which the New York Stock Exchange is
                              open for business and the net asset value of a
                              Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next,
                              measured from the time on each such date that the
                              net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              The Company's Separate Account as shown in the
                              Specifications Page.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount;
                              and (2) vary in relation to the investment
                              experience of one or more specified variable
                              Sub-Accounts.


                                       1.2

WITHDRAWAL AMOUNT             The amount deducted from the Contract Value when
                              you request a withdrawal. This amount is the total
                              of the amount paid to you plus the following, if
                              applicable: any contract fees, any rider charges,
                              any deduction for premium taxes or similar taxes,
                              any income taxes resulting from the withdrawal and
                              withheld by us, any Debt and any Withdrawal
                              Charges. The Withdrawal Amount may not exceed the
                              Contract Value.


                                       1.3

PART 2                        GENERAL PROVISIONS
------                        ------------------
ENTIRE CONTRACT               The entire Contract consists of this Contract,
                              Endorsements and Riders, if any, and the
                              application, if one is attached to this Contract.

                              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                  Only the President, a Vice President, or the
                              Secretary of the Company has authority to agree on
                              our behalf to any alteration of the Contract or to
                              any waiver of our rights or requirements. The
                              change or waiver must be in writing. We will not
                              change or modify this Contract without your
                              consent except as may be required to make it
                              conform to any applicable law or regulation or any
                              ruling issued by a government agency.

CHANGE IN ANNUITY             Prior to the Annuity Commencement Date, an Owner
COMMENCEMENT DATE             may request in writing a change of the Annuity
                              Commencement Date. Any extension of the Annuity
                              Commencement Date beyond the Maturity Date will be
                              subject to our prior approval and any applicable
                              law or regulation then in effect.

ASSIGNMENT                    You may assign this Contract, except as otherwise
                              provided, at any time prior to the Annuity
                              Commencement Date. No assignment will be binding
                              on us unless it is written in a form acceptable to
                              us and received at our Annuity Service Office. We
                              will not be liable for any payments made or
                              actions we take before the assignment is accepted
                              by us. An absolute assignment will revoke the
                              interest of any revocable Beneficiary. We will not
                              be responsible for the validity of any assignment.

                              If this Contract is issued in a Qualified Plan, this Contract is subject to assignment restrictions for Federal Income Tax purposes. In such event, this Contract shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

CLAIMS OF CREDITORS           All benefits and payments under this Contract
                              shall be exempt from the claims of creditors to
                              the extent permitted by law.

MISSTATEMENT AND PROOF OF     We may require proof of age, sex or survival of
AGE, SEX OR SURVIVAL          any person upon whose age, sex or survival any
                              Annuity Payments or other benefits provided by
                              this Contract or any Rider attached thereto
                              depend. If the age or sex of the Annuitant has
                              been misstated, the benefits will be those which
                              would have been provided for the correct age and
                              sex. If we have made incorrect benefit payments,
                              we will immediately pay the amount of any
                              underpayment adjusted with interest at 3% per
                              annum. We will deduct the amount of any
                              overpayment from future benefit payments without
                              adjustment for interest.


                                       2.1

ADDITION, DELETION OR         We reserve the right, subject to prior approval of
SUBSTITUTION OF INVESTMENT    the New York Superintendent of Insurance and in
OPTIONS                       compliance with applicable law, to make additions
                              to, deletions from, or substitutions for the
                              Portfolio shares that are held by the Variable
                              Account or that the Variable Account may purchase.
                              We reserve the right to eliminate the shares of
                              any of the eligible Portfolios and to substitute
                              shares of another Portfolio. We will not
                              substitute any shares attributable to your
                              interest in a Sub-Account without notice to you
                              and prior approval of the Securities and Exchange
                              Commission to the extent required by the
                              Investment Company Act of 1940. Nothing contained
                              herein shall prevent the Variable Account from
                              purchasing other securities for other series or
                              classes of contracts, or from effecting a
                              conversion between shares of another open-end
                              investment company.

                              We reserve the right, subject to prior approval of the New York Superintendent of Insurance and in compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Contract is non-participating and will not
                              share in our profits or surplus earnings. We will
                              pay no dividends on your Contract.

REPORTS We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law at least annually without charge.

CANCELLATION FOR NONPAYMENT   If, prior to the Annuity Commencement Date, no
& MINIMUM ACCOUNT VALUE       Payments have been made for three consecutive
                              Contract Years, and if both:

                              (a) the total Payments made, less any partial withdrawals, are less then $2,000; and

                              (b) the Contract Value at the end of such three year period is less than $2,000;

                              We may cancel this Contract and pay you the Contract Value (measured as of the Valuation
                              Period during which the cancellation occurs), less the Debt and Annual Contract Fee. We will provide you with 31 days prior written notice before canceling the Contract.

INSULATION                    The portion of the assets of the Variable Account
                              equal to the reserves and other contract
                              liabilities with respect to such account are not
                              chargeable with liabilities arising out of any
                              other business we may conduct. Moreover, the
                              income, gains and losses, realized or unrealized,
                              from assets allocated to the Variable Account
                              shall be credited to or charged against such
                              account without regard to our other income, gains
                              or losses.


                                       2.2

SEPARATE ACCOUNT ASSETS       We will maintain, in the Separate Account, assets
                              with a value at least equal to the amounts
                              accumulated in accordance with the terms of the
                              applicable agreements with respect to the Separate
                              Account, and the reserves for annuities, in the
                              course of payment that vary with the investment
                              experience of the Separate Account.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the
PAYMENTS                      lawful currency of the United States of America at
                              the Annuity Service Office or elsewhere if we
                              consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you
                              make under this Contract must be in writing,
                              signed by you and received by us at the Annuity
                              Service Office. Unless otherwise provided in this
                              Contract, all notices, requests and elections will
                              be effective when received by us at our Annuity
                              Service Office, complete with all necessary
                              information and your signature.

GOVERNING LAW                 This Contract will be governed by the laws of the
                              jurisdiction indicated on the Specifications Page.

SECTION 72(S) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


                                       2.3

PART 3                        OWNER, BENEFICIARY
------                        ------------------
OWNER                         Before the Annuity Commencement Date, the Owner of
                              this Contract shall be the person, persons or
                              entity designated on the Specifications Page or
                              the latest change filed with us. On the Annuity
                              Commencement Date the Annuitant becomes the Owner
                              of this Contract. If amounts become payable to the
                              Beneficiary under this Contract, the Beneficiary
                              becomes the Owner of this Contract.

BENEFICIARY                   The Beneficiary is as designated on the
                              Specifications Page, unless changed. However, if
                              there is a surviving Owner, that person will be
                              treated as the Beneficiary. If no such Beneficiary
                              is living, the Beneficiary is the Contingent
                              Beneficiary. If no Beneficiary or Contingent
                              Beneficiary is living, the Beneficiary is the
                              estate of the deceased Owner.

CHANGE OF OWNER, ANNUITANT,   Subject to the rights of an irrevocable
BENEFICIARY                   Beneficiary, you may change the Owner, Annuitant,
                              or Beneficiary by written request in a form
                              acceptable to us and which is received at our
                              Annuity Service Office. The Annuitant may not be
                              changed after the Annuity Commencement Date. You
                              need not send us the Contract unless we request
                              it. Any change must be approved by us. If
                              approved, any change of Owner, Annuitant or
                              Beneficiary will take effect on the date the
                              request is signed. We will not be liable for any
                              payments or actions we take before the change is
                              approved.

                              The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                              Part 10, Death Benefits, Death Benefit Before
                              Maturity Date, we will treat the Contract Value on the date of the change as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                              If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.


                                       3.1

PART 4                        PAYMENTS
------                        --------
GENERAL                       The Contract is not effective until Payment is
                              received by us at our Annuity Service Office or
                              such other place designated by us. All Payments
                              under this Contract are payable at our Annuity
                              Service Office or such other place as we may
                              designate. Payment Limits are identified on the
                              Specifications Page.

ALLOCATION OF NET PAYMENTS    When we receive Payments, the Net Payments will be
                              allocated among Investment Options in accordance
                              with the allocation percentages shown on the
                              Specifications Page. You may change the allocation
                              of subsequent Net Payments at any time, without
                              charge, by giving us written notice in a form
                              acceptable to us.


                                       4.1

PART 5                        FEES AND DEDUCTIONS
------                        -------------------
CONTRACT ASSET FEE            To compensate us for assuming mortality and
                              expense risks, and certain administration
                              expenses, we deduct from each variable Investment
                              Option a fee each Valuation Period at an annual
                              rate set forth on the Specifications Page. A
                              portion of this Contract Asset Fee may also be
                              used to reimburse us for distribution expenses.
                              This fee is reflected in the Net Investment Factor
                              used to determine the value of Accumulation Units
                              and Annuity Units of the Contract.

ANNUAL CONTRACT FEE           To compensate us for assuming certain
                              administrative expenses, we charge an Annual
                              Contract Fee as set forth on the Specifications
                              Page. Prior to the Annuity Commencement Date, the
                              Annual Contract Fee is deducted on each Contract
                              Anniversary. We withdraw the Annual Contract Fee
                              from each Investment Option in the same proportion
                              that the value of the Investment Accounts of each
                              Investment Option bears to the Contract Value. If
                              the Contract Value is totally withdrawn on any
                              date other than the Contract Anniversary, we will
                              deduct the total amount of the Annual Contract Fee
                              from the amount paid. After the Annuity
                              Commencement Date, we deduct the Annual Contract
                              Fee on a pro rata basis from each Annuity Payment.
                              However, the Annual Contract Fee will not reduce
                              the Fixed Annuity payments below the amount
                              determined according to the mortality and interest
                              factors in the Annuity Benefits section of the
                              Specifications Page.

SALES CHARGE                  To compensate us for assuming certain distribution
                              expenses, we deduct a Sales Charge from each
                              Payment. The Sales Charge is the applicable Sales
                              Charge Percentage set forth on the Specifications
                              Page multiplied by the Payment. The Net Payment
                              will be applied to your Investment Account as
                              described in the Allocation of Net Payments
                              provision in the Payments section. We may reduce
                              the Sales Charge applied, on a non-discriminatory
                              basis, for those Contracts where we expect reduced
                              distribution expenses.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of Annuity
                              Payments under this Contract.


                                       5.1

PART 6                        VARIABLE ACCOUNT PROVISIONS
------                        ---------------------------
INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you for each variable Investment Option to
                              which you allocate amounts. The Investment Account
                              represents the number of your Accumulation Units
                              in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment
                              Account is determined by (a) times (b) where:

                              (a)  equals the number of Accumulation Units
                                   credited to the Investment Account; and,

                              (b)  equals the value of the appropriate
                                   Accumulation Unit.

ACCUMULATION UNITS            We will credit Net Payments to your Investment
                              Accounts in the form of Accumulation Units. The
                              number of Accumulation Units we will credit to
                              each Investment Account of the Contract will be
                              determined by dividing the Net Payment allocated
                              to that Investment Account by the Accumulation
                              Unit value for that Investment Account.

                              Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION UNIT    We will determine the Accumulation Unit value for
                              a particular Investment Account for any Valuation
                              Period by multiplying the Accumulation Unit value
                              for the immediately preceding Valuation Period by
                              the net investment factor for the Valuation Period
                              for which the value is being determined. The value
                              of an Accumulation Unit may increase, decrease or
                              remain the same from one Valuation Period to the
                              next.

NET INVESTMENT FACTOR         The net investment factor is an index that
                              measures the investment performance of a
                              Sub-Account from one Valuation Period to the next.
                              The net investment factor for any Valuation Period
                              is determined by dividing (a) by (b) and
                              subtracting (c) from the result where:

                              (a)  is the net result of:

                                   1)   the net asset value per share of a
                                        Portfolio share held in the Sub-Account
                                        determined as of the end of the current
                                        Valuation Period, plus:

                                   2)   the per share amount of any dividend or
                                        capital gain distributions made by the
                                        Portfolio on shares held in the
                                        Sub-Account if the ex-dividend date
                                        occurs during the current Valuation
                                        Period, and

                              (b)  is the net asset value per share of a
                                   Portfolio share held in the Sub-Account
                                   determined as of the end of the immediately preceding Valuation Period, and

                              (c)  is the Contract Asset Fee shown on the
                                   Specifications Page.

                              The net investment factor may be greater or less than, or equal to, one.


                                       6.1

PART 7                        TRANSFERS
------                        ---------
TRANSFERS BEFORE MATURITY     Before the Maturity Date or the Annuity
DATE                          Commencement Date, if earlier, you may transfer
                              amounts among Investment Accounts of the Contract.
                              Amounts will be canceled from the Investment
                              Accounts from which amounts are transferred and
                              credited to the Investment Account to which
                              amounts are transferred. We will effect such
                              transfers so that the Contract Value on the date
                              of transfer will not be affected by the transfer.

TRANSFERS ON OR AFTER         Once variable Annuity Payments have begun, you may
MATURITY DATE                 transfer all or part of the investment upon which
                              your variable Annuity Payments are based from one
                              Sub-Account to another. To do this, we will
                              convert the number of variable Annuity Units you
                              hold in the Sub-Account from which you are
                              transferring to a number of variable Annuity Units
                              of the Sub-Account to which you are transferring
                              so that the next Annuity Payment, if it were made
                              at that time, would be the same amount that it
                              would have been without the transfer. After the
                              transfer, the variable Annuity Payments will
                              reflect changes in the values of your new variable
                              Annuity Units. You must give us notice at least 30
                              days before the due date of the first variable
                              Annuity Payment to which the transfer will apply.
                              Transfer charges and limitations are identified on
                              the Specifications Page.

                              After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable
                              Annuity Option, or from a variable to a fixed
                              Annuity Option.

DEFERRAL, MODIFICATION OR     We reserve the right to defer, modify or terminate
TERMINATION OF TRANSFER       the transfer privilege at any time. Other transfer
PRIVILEGE                     charges and limitations are identified on the
                              Specifications Page and in the Suspension of
                              Payments provision in the Withdrawals Provisions
                              section.


                                       7.1

PART 8                        WITHDRAWAL PROVISIONS
------                        ---------------------
PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Surrender
                              Value, at any time before the earlier of the death
                              of an Owner, the Annuity Commencement Date or the
                              Maturity Date, by sending us a written request. We
                              will pay all withdrawals within seven days of
                              receipt at the Annuity Service Office subject to
                              postponement in certain circumstances, as
                              specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or
                              postpone the date of payments from, the variable
                              Investment Accounts for any period when: (1) the
                              New York Stock Exchange is closed (other than
                              customary weekend and holiday closings); (2)
                              trading on the New York Stock Exchange is
                              restricted; (3) an emergency exists as a result of
                              which disposal of securities held in the Variable
                              Account is not reasonably practicable or it is not
                              reasonably practicable to determine the value of
                              the Variable Account's net assets; or (4) the
                              Securities and Exchange Commission, by order, so
                              permits for the protection of security holders;
                              provided that applicable rules and regulations of
                              the Securities and Exchange Commission shall
                              govern as to whether the conditions described in
                              (2) and (3) exist.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw the
                              entire Contract Value, we will terminate the
                              Contract and pay you the Surrender Value.

PARTIAL WITHDRAWAL            If you request to withdraw an amount less than the
                              Surrender Value, we will pay you the amount
                              requested and deduct the Withdrawal Amount from
                              the Contract Value. Unless you specify the amount
                              to be withdrawn from each Investment Option, the
                              Withdrawal Amount will be withdrawn from each
                              Investment Option on a pro rata basis.

                              Partial withdrawals will reduce the Death Benefit, as described in the Death Benefit section.

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract we may
                              assess a Withdrawal Charge (contingent deferred
                              sales charge) against Payments. The amount of the
                              Withdrawal Charge and when it is assessed is
                              discussed below:

                                   (a) Each time you make a partial withdrawal, we will liquidate Payments in an amount equal to the lesser of the Withdrawal
                                        Amount or the total of all unliquidated
                                        Payments. A Total Withdrawal will
                                        liquidate all unliquidated Purchase
                                        Payments. Payments will be liquidated on a first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated Payment first, the next
                                        Payment second, etc. until all Payments
                                        have been liquidated.

                                   (b)  Any Payments liquidated may be subject
                                        to a Withdrawal Charge based on the
                                        length of time the Payment has been in
                                        the Contract. The Withdrawal Charge is
                                        determined by multiplying the amount of
                                        the Payment being liquidated by the
                                        applicable Withdrawal Charge percentage
                                        obtained from the table shown on the
                                        Specifications Page.

                                        The total Withdrawal Charge will be the
                                        sum of the Withdrawal Charges for the
                                        Payments being liquidated.

                                   (c)  A Withdrawal Charge is not applied if
                                        the withdrawal is

                                        (i)  payment of the Death Benefit; or

                                        (ii) due to the application of the
                                             Contract Value to an Annuity
                                             Option; or

                                        (iii) taken at the Maturity Date of the
                                             Contract; or

                                        (iv) a distribution required to satisfy
                                             Federal Income Tax minimum
                                             distribution requirements that
                                             apply to this annuity; or


                                       8.1

                                        (v)  a withdrawal guaranteed under any
                                             rider attached to the Contract.

FREQUENCY AND AMOUNT OF       You may make as many partial withdrawals as you
PARTIAL WITHDRAWALS           wish. Limitations on the amount of partial
                              withdrawals are set forth on the Specifications
                              Page.


                                       8.2

PART 9                        LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
------                        --------------------------------------------------
GENERAL                       This loan provision applies only to certain
                              Qualified Contracts. All provisions and terms of a
                              loan are included in the Qualified Plan
                              Endorsement, if attached.


                                       9.1

PART 10                       DEATH BENEFITS
-------                       --------------
DEATH BENEFIT BEFORE          Prior to the Maturity Date or Annuity Commencement
MATURITY DATE                 Date, if earlier, we will determine the Death
                              Benefit as of the date on which written notice and
                              proof of death and all required claim forms are
                              received at the Company's Annuity Service Office
                              as follows:

                              The Death Benefit will be determined as the greater of the Contract Value or the sum of all Payments made, less any amount deducted in connection with partial withdrawals.

                              For purposes of calculating the Death Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times (ii), where
                              (i) is equal to the Death Benefit prior to the withdrawal, and (ii) is equal to the amount of the partial withdrawal divided by the Contract Value prior to the partial withdrawal

                              If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                              We will permit the Owner to limit the Death
                              Benefit option(s) to be offered any named
                              Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                              DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new
                              Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                              DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date or Annuity Commencement Date, if earlier. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                              (a)  The Beneficiary becomes the Owner.

                              (b) The excess, if any, of the Death Benefit over the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                              (c) No additional Payments may be applied to the Contract.

                              (d)  If the Beneficiary is not the deceased
                                   Owner's spouse, the entire interest in the Contract must be distributed under one of the following options:

                                   (i) The entire interest in the Contract must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or


                                      10.1

                                   (ii) the entire interest in the Contract must
                                        be distributed within 5 years of the
                                        Owner's Death, or

                                   (iii) as Annuity Payments under one of the
                                        options described in the Annuity Options section.

                                   If the Beneficiary dies before the
                                   distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                              (e) If the Beneficiary is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary
                                   (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                                   The spouse may also elect distributions under one of the following options:

                                   (i)  the entire interest in the Contract may
                                        be distributed over the life of the
                                        Beneficiary, or over a period not
                                        extending beyond the life expectancy of
                                        the Beneficiary, with distributions
                                        beginning within one year of the Owner's death; or

                                   (ii) as Annuity Payments under one of the
                                        options described in the Annuity Options section.

                              (f)  We will waive Withdrawal Charges on any
                                   withdrawals.

                              If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER     If Annuity Payments have been selected based on an
MATURITY DATE                 Annuity Option providing for payments for a
                              guaranteed period, and the Annuitant dies on or
                              after the Annuity Commencement Date, we will make
                              the remaining guaranteed payments to the
                              Beneficiary. Any remaining payments will be made
                              at least as rapidly as under the method of
                              distribution being used as of the date of the
                              Annuitant's death. If no Beneficiary is living, we
                              will commute any unpaid guaranteed payments to a
                              single sum (on the basis of the interest rate used
                              in determining the payments) and pay that single
                              sum to the estate of the last to die of the
                              Annuitant and the Beneficiary.

PROOF OF DEATH                We will require Proof of death upon the death of
                              the Annuitant or the Owner. Proof of death is one
                              of the following received at the Annuity Service
                              Office:

                              (a)  A certified copy of a death certificate.

                              (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                              (c)  Any other proof satisfactory to us.


                                      10.2

PART 11                       ANNUITY PAYMENTS
-------                       ----------------
GENERAL                       Benefits payable under this Contract may be
                              applied in accordance with one or more of the
                              Annuity Options described below, subject to any
                              restrictions of Internal Revenue Code section
                              72(s). Once Annuity Payments commence, the Annuity
                              Option may not be changed. The "Life 10-year
                              certain" Annuity Option described under Part 12,
                              Option 1(b) is the default Annuity Option unless
                              you request another option prior to the Annuity
                              Commencement Date or unless otherwise required by
                              the Internal Revenue Code. If you are receiving
                              distributions that comply with the minimum
                              distribution requirements of the Internal Revenue
                              Code, you do not need to annuitize the Contract
                              Value.

                              We will send you information about Annuity Options before the Annuity Commencement Date. If by the Maturity Date, you do not choose an Annuity
                              Option, make a total Withdrawal of the Surrender
                              Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the Annuity Option shown in the Specifications
                              Page and the Annuity Commencement Date is considered to be the Maturity Date. You can change the Annuity Option at any time before Annuity
                              Payments commence.

                              You may select a Fixed or Variable Annuity. We will provide variable Annuity Payments unless otherwise elected. Once Annuity Payments commence, the Annuity Option may not be changed.

                              The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                              We may pay the Contract Value, less Debt, on the Maturity Date or Annuity Commencement Date, if earlier in one lump sum if the monthly income is less than $20.

VARIABLE ANNUITY PAYMENTS     We will determine the amount of the first Variable
                              Annuity Payment by applying the portion of the
                              Contract Value used to effect a Variable Annuity
                              (minus any applicable premium taxes) to the
                              Annuity Option elected based on the mortality
                              table and assumed interest rate shown on the
                              Specifications Page. We will provide a table of
                              the annuity factors upon request. If the current
                              rates in use by us on the Annuity Commencement
                              Date are more favorable to you, we will use the
                              current rates. The portion of the Contract Value
                              used to effect a Variable Annuity will be measured
                              as of a date not more than 10 business days prior
                              to the Annuity Commencement Date.

                              Subsequent payments will be based on the investment performance of one or more Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value used to effect
                              Annuity Payments was determined. We then multiply this number of Annuity Units for each Sub-Account by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.


                                      11.1

                              Variable Annuity payments, at the time of their commencement will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered at the time, to the same class of annuitants. Since no such annuity contract current exists, a comparable contract in an affiliated company will be used. Such an amount would be equal to the greater of:

                              (a)  the Contract Value less applicable Withdrawal
                                   Charges; or

                              (b)  95% of the Contract Value.

MORTALITY AND EXPENSE         We guarantee that the dollar amount of each
GUARANTEE                     Variable Annuity payment will not be affected by
                              changes in mortality and expense experience.

ANNUITY UNIT VALUE            The value of an Annuity Unit for each Sub-Account
                              for any Valuation Period is determined as follows:

                              (a) The net investment factor for the Sub-Account for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                              (b) The result is adjusted to compensate for the interest rate used to determine the first
                                   Variable Annuity payment.

                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation
                              Period to the next.

FIXED ANNUITY PAYMENTS        We will determine the amount of each Fixed Annuity
                              payment by applying the portion of the Contract
                              Value used to effect a Fixed Annuity measured as
                              of a date not more than 10 business days prior to
                              the Annuity Commencement Date (minus any
                              applicable premium taxes) to the Annuity Option
                              elected based on the mortality table and interest
                              rate shown on the Specifications Page. The Fixed
                              Annuity payment will not be less than that
                              available by applying the Contract Value to
                              purchase a single premium immediate annuity then
                              offered to the same class of annuitants by us or a
                              company affiliated with us.

                              Fixed Annuity payments, at the time of their commencement will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered at the time, to the same class of annuitants. Since no such annuity contract current exists, a comparable contract in an affiliated company will be used. Such an amount would be equal to the greater of:

                              (a)  the Contract Value less applicable Withdrawal
                                   Charges; or

                              (b)  95% of the Contract Value.

                              We guarantee the dollar amount of Fixed Annuity payments.


                                      11.2

PART 12                       ANNUITY OPTIONS
-------                       ---------------
DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS

                              a)   Life Non-Refund. We will make Annuity
                                   Payments during the lifetime of the
                                   Annuitant. No payments are due after the death of the Annuitant.

                              b)   Life 10-Year Certain. We will make Annuity
                                   Payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period.

                              Option 2: Joint and Survivor Life Annuity

                              The second Annuitant named shall be referred to as the Co-Annuitant.

                              a)   Joint and Survivor Non-Refund. We will make
                                   Annuity Payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                              b) Joint and Survivor with 10-Year Certain. We will make Annuity Payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period.

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the
                              Annuity Options described above, you may choose an
                              alternate form of settlement acceptable to us.
                              Once Annuity Payments commence, the form of
                              settlement may not be changed.


                                      12.1

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THE JOHN HANCOCK LIFE INSURANCE COMPANY
OF NEW YORK                                               (JOHN HANCOCK(R) LOGO)
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